Exhibit 99.1

CONTACTS:	Susan Lippincott	Travis Parsons
	Group Director, Corporate Marketing	Director, Investor Relations
	Numerical Technologies	Numerical Technologies
	Phone: (408) 273-4474	Phone: (408) 273-4391
	Fax: (408) 750-4528	Fax: (408) 919-1920
	E-mail: susan@numeritech.com	E-mail: tparsons@numeritech.com

FOR IMMEDIATE RELEASE

NUMERICAL TECHNOLOGIES APPOINTS INTERIM
PRESIDENT AND CHIEF EXECUTIVE OFFICER

SAN JOSE, Calif., Dec. 2, 2002—Numerical Technologies, Inc. (Nasdaq: NMTC), the world’s leading provider of software and technology that enables subwavelength lithography for the global semiconductor industry, today announced the resignation of Larry Hollatz, its president and chief executive officer (CEO). Dr. Naren K. Gupta—an advisor to the company since its inception and a member of Numerical’s Board of Directors since 1997—has agreed to step in as the company’s interim president and CEO, effective today. A search for a president and CEO will begin immediately.

“Numerical is uniquely positioned to serve the important lithography market that enables next-generation semiconductor manufacturing,” said Dr. Naren Gupta. “The company is financially strong and will continue to move forward on its goals of enabling subwavelength lithography during the interim period and beyond. We expect to attract an exceptional executive who complements the management team at Numerical as it continues to serve the needs of our customers, employees and shareholders.”

Dr. Gupta co-founded Integrated Systems Inc., a developer of embedded software, in 1980 and served as its president and chief executive officer from inception through the IPO in 1990 until 1994. He was chairman of Integrated Systems until it merged with Wind River Systems, Inc. (Nasdaq: WIND) in 2000. Dr. Gupta is currently vice chairman of the board at Wind River. Dr. Gupta received a Ph.D. in engineering from Stanford University and an M.S. in engineering from the California Institute of Technology. He is a fellow of the IEEE. He also serves on the board of Wind River, Tibco Software (Nasdaq: TIBX) and several privately held companies.

The company will host a conference call at 5:00 p.m. EST/2:00 p.m. PST today. The call may be accessed on the web at http://ir.numeritech.com/. A replay of the conference call will be hosted for five business days, beginning at 10:00 p.m. EST/7:00 p.m. PST, Monday, December 2, 2002, at http://ir.numeritech.com, and may also be accessed by dialing (719) 457-0820 and using the access code 707040.

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NUMERICAL APPOINTS INTERIM PRESIDENT AND CHIEF EXECUTIVE OFFICER…PAGE 2 OF 2

About Numerical

Numerical Technologies, Inc. (Nasdaq: NMTC), the world’s leading provider of subwavelength lithography-enabling technology, develops and markets software tools, technology, and services that enable the production of subwavelength integrated circuits (ICs)—ICs with feature sizes that are smaller than the wavelength of light used to create circuit patterns on silicon. Numerical’s products and industry alliances form a comprehensive design-to-silicon solution that enables the creation of smaller, faster and more power-efficient ICs using available manufacturing equipment. Numerical’s customers include the world’s top semiconductor companies, design automation tool vendors, semiconductor equipment suppliers and photomask manufacturers. Additional information about the company is available on the Web at http://www.numeritech.com

Safe Harbor

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about the timing of an executive search, the type of executive to be attracted, and the company’s ability to move forward on enabling subwavelength lithography. These forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected. Those risks include competitive conditions, business and economic conditions that affect the growth of the semiconductor industry, and the rate of adoption of Numerical’s technology by the semiconductor industry. For more information about potential factors, which could affect Numerical’s financial results, please refer to the 10-Q filed on November 13, 2002 and other filings with the Securities and Exchange Commission, copies of which may be accessed through the SEC’s Website at http://www.sec.gov/ . Numerical may, from time to time, make additional written and oral forward-looking statements, including statements contained in its filings with the Securities and Exchange Commission and its reports to shareholders. Numerical does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of Numerical.

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